EXHIBIT 16.1
[LETTERHEAD]
                          MOWBREY GIL
                     Chartered Accountants



January 11, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.
20549

Ladies and Gentlemen:

We were previously independent accountants for A Little Reminder
(ALR) Inc. (the "Company"). On October 15, 1998 we were dismissed as the independent accountants of the Company effective for the period ended December 31, 1998.

We have read the Company's statements included under Item 14 of its Form 10-SB dated December 9, 1999 (attached) and we agree with the Company's representations.

Yours very truly,

MOWBREY GIL
Chartered Accountants and Consultants


/s/ Ward A. Goddard, CA
Parter

WAG/skb

Enclosure










2600 CN Tower, 10004 - 104 Avvenue, Edmonton, Alberta T5J 0K1 BUS
                (780) 461-3800 FAX (780) 462-4536